UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: February 4, 2005

(Date of earliest event reported)

Worldwide Restaurant Concepts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10711	95-4307254
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

15301 Ventura Blvd., Building B, Suite 300, Sherman Oaks, CA. 91403

(Address of principal executive offices, including zip code)

(818) 662-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 4, 2005, Sizzler USA Real Property, Inc., a subsidiary of Worldwide Restaurant Concepts, Inc., completed the sale of seven improved real estate parcels located in California to CRICSTEAK, LP an investment partnership owned by CRIC Capital, LLC, located in Boston, Massachusetts. In connection with the transaction, an affiliated company, Sizzler USA Restaurants, Inc., entered into leases with CRICSTEAK, LP to lease the properties, which had been and will continue to be operated as Sizzler® restaurants, for a term of 10 years each with options to extend each lease for up to 20 more years. The aggregate sales price of approximately $16,094,000 was paid in cash. The remaining balance of approximately $6,915,000 of real estate debt held by GE Capital secured by the properties was paid in full from the proceeds of the sale. A schedule detailing the real properties involved in this sale and leaseback transaction is provided below:

Property Address	City and State	Sales Price	Sale Leaseback Rental
372 Gellert Blvd.	Daly City. CA	$3,609,000	$247,000
7131 Van Nuys Blvd.	Van Nuys, CA	2,740,000	230,000
831 E. Manchester Blvd.	Inglewood, CA	2,550,000	196,000
2516 Colorado Blvd.	Eagle Rock, CA	2,440,000	162,000
1323 N. Highland Ave.	Hollywood, CA	1,550,000	102,000
665 San Pablo Ave.	Albany, CA	1,505,000	123,000
1353 Willow Pass Road	Concord, CA	1,700,000	109,000

		$16,094,000	$1,169,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2005	Worldwide Restaurant Concepts, Inc.

	By:	/s/ A. Keith Wall
	Name:	A. Keith Wall
	Title:	Vice President and CFO